Exhibit 23

Consent of Independent Registered Public Accounting Firm

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (Nos. 333-186502, 333-159952, 333-66759, 333-47535, 333-27813, 333-25213) of Saks Incorporated of our report dated June 27, 2013 relating to the financial statements and supplemental schedule of the Saks Incorporated 401(k) Retirement Plan, as of December 31, 2012 and 2011, and for the year ended December 31, 2012, which appears in this Form 11-K.

/s/ PricewaterhouseCoopers LLP

Birmingham, Alabama

June 27, 2013